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                                                                   EXHIBIT 10.26

                           COHESION TECHNOLOGIES, INC.

                         MANAGEMENT CONTINUITY AGREEMENT

        This Management Continuity Agreement (the "Agreement") is dated as of February 9, 1998 by and between Officer ("Employee"), Cohesion Technologies, Inc., a Delaware corporation (the "Company" or "Cohesion") and Collagen Corporation, a Delaware corporation ("Collagen").

RECITALS

        A. It is expected that another company may from time to time consider the possibility of acquiring the Company or Collagen or that a change in control may otherwise occur, with or without the approval of the Company's Board of Directors (the "Board of Directors" or the "Board") or Collagen's Board of Directors (collectively, the "Collective Board"). The Collective Board recognizes that such consideration can be a distraction to Employee and can cause Employee to consider alternative employment opportunities. The Collective Board has determined that it is in the best interests of the Company, Collagen and their stockholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility or occurrence of a change of control of the Company or Collagen.

        B. The Collective Board believes it is in the best interests of the Company, Collagen and their stockholders to retain Employee and provide incentives to Employee to continue in the service of the Company.

        C. The Collective Board further believes that it is imperative to provide Employee with certain benefits upon a Change of Control (as defined below) and, under certain circumstances, upon termination of Employee's employment in connection with a Change of Control, which benefits are intended to provide Employee with financial security and provide sufficient income and encouragement to Employee to remain with the Company, notwithstanding the possibility of a Change of Control.

        D. To accomplish the foregoing objectives, the Collective Board has directed the Company, upon execution of this Agreement by Employee, to agree to the terms provided in this Agreement.

        Now therefore, in consideration of the mutual promises, covenants and agreements contained herein, and in consideration of the continuing employment of Employee by the Company, the parties hereto agree as follows:

        1. AT-WILL EMPLOYMENT. The Company and Employee acknowledge that Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason. If Employee's employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in


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this Agreement, or as may otherwise be available in accordance with the terms of the Company's established employee plans and written policies at the time of termination. The terms of this Agreement shall terminate upon the earlier of (i) the date on which Employee ceases to be employed as an executive corporate officer of the Company, other than as a result of an involuntary termination by the Company without Cause (as defined below), (ii) the date that all obligations of the parties hereunder have been satisfied, (iii) twenty-four (24) months after a Change of Control, or (iv) the date on which Collagen distributes to its stockholders on a pro rata basis all of the shares of the Company's Common Stock owned by Collagen on such date. A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement. The rights and duties created by this Section 1 may not be modified in any way except by a written agreement executed by an officer of the Company upon direction from the Board of Directors.

        2.     BENEFITS UPON A CHANGE OF CONTROL; TERMINATION OF EMPLOYMENT.

               (a) TREATMENT OF COLLAGEN STOCK OPTIONS UPON A CHANGE OF CONTROL. In the event of a Change of Control and regardless of whether Employee's employment with the Company is terminated in connection with the Change in Control and unless otherwise limited by the provisions of Section 5, each stock option to purchase Collagen's Common Stock granted to Employee over the course of his or her employment with Collagen and held by Employee on the effective date of a Change of Control shall become immediately vested on such date as to that number of shares that would have vested in accordance with the terms of such option (assuming that Employee had remained in Continuous Status as an Employee, as defined in the relevant plan and option agreement, for 24 months after the date of termination of employment) as of the date 24 months after the effective date of the Change of Control and each such option shall be exercisable in accordance with the provisions of the option agreement and plan pursuant to which such option was granted.

               (b) INVOLUNTARY TERMINATION FOLLOWING A CHANGE OF CONTROL. In the event that Employee's employment is terminated as a result of an Involuntary Termination (as defined below) other than for Cause at any time within 24 months following the effective date of a Change of Control, then Employee will be entitled to receive severance benefits as follows: (A) severance payments during the period from the date of Employee's termination until the date 18 months after the effective date of the termination (the "Severance Period") equal to the base salary which Employee was receiving immediately prior to the Change of Control, which payments shall be paid during the Severance Period in accordance with the Company's standard payroll practices, (B) a lump sum payment as soon as practicable after the date of termination of employment equal to Employee's scheduled bonus for the Company's fiscal year in which the termination occurs or, if no such bonus has been scheduled, equal to the bonus paid to Employee for the Company's fiscal year prior to the Company's fiscal year in which the termination occurs, (C) continuation of the health insurance benefits provided to Employee immediately prior to the Change of Control at Company expense pursuant to the terms of the Collective Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") through the earlier of the end of the


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Severance Period or the date upon which Employee is no longer eligible for such
COBRA benefits under applicable law, (D) in the event that the acceleration of vesting provided for in Section 2(a) did not occur due to the provisions of
Section 5 on the effective date of the Change of Control, then, except to the extent that the provisions of Section 5 would not permit acceleration of vesting pursuant to this Section 2(b), each stock option to purchase Collagen's Common Stock granted to Employee over the course of his or her employment with Collagen and held by Employee on the date of termination of employment shall become immediately vested on such date as to that number of shares that would have vested in accordance with the terms of such option (assuming that Employee had remained in Continuous Status as an Employee, as defined in the relevant plan and option agreement, for 24 months after the date of termination of employment) as of the date 24 months after the date of termination of employment and each such option shall be exercisable in accordance with the provisions of the option agreement and plan pursuant to which such option was granted, and (E) except to the extent that the provisions of Section 5 would not permit acceleration of vesting pursuant to this Section 2(b), each stock option to purchase Cohesion Corporation Common Stock granted to Employee over the course of his or her employment with Cohesion Corporation and held by Employee on the date of termination of employment shall become immediately vested on such date (if not already vested) as to that number of shares that would have vested in accordance with the terms of such option (assuming that Employee had remained in Continuous Status as an Employee, as defined in the relevant plan and option agreement, for 24 months after the date of the Change of Control) as of the date 24 months after the date of the Change of Control and each such option shall be exercisable in accordance with the provisions of the option agreement and plan pursuant to which such was granted. In addition, Employee will receive payment(s) for all salary, bonuses and unpaid vacation accrued as of the date of Employee's termination of employment.

               (c) TERMINATION FOR CAUSE. If Employee's employment is terminated for Cause at any time, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary, bonuses and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

               (d) VOLUNTARY RESIGNATION. If Employee voluntarily resigns from the Company, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary, bonuses and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.

       3. DEFINITION OF TERMS. The following terms referred to in this Agreement shall have the following meanings:

               (a) CHANGE OF CONTROL. "Change of Control" shall mean the occurrence of any of the following events:



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                      (i) OWNERSHIP OF THE COMPANY. Any "Person" (as such term
is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board;

                      (ii) OWNERSHIP OF COLLAGEN. Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Collagen representing 50% or more of the total voting power represented by Collagen's then outstanding voting securities without the approval of Collagen's Board of Directors.

                      (iii) MERGER/SALE OF ASSETS OF THE COMPANY. A merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                      (iv) MERGER/SALE OF ASSETS OF COLLAGEN. A merger or consolidation of Collagen, whether or not approved by Collagen's Board of Directors, other than a merger or consolidation which would result in the voting securities of Collagen outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of Collagen or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of Collagen approve a plan of complete liquidation of Collagen or an agreement for the sale or disposition by Collagen of all or substantially all of Collagen's assets; or

                      (v) CHANGE IN THE COMPANY'S BOARD COMPOSITION. A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of February 9, 1998 or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but an Incumbent Director shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

                      (vi) CHANGE IN COLLAGEN'S BOARD COMPOSITION. A change in the composition of Collagen's Board of Directors, as a result of which fewer than a majority of the directors are Collagen Incumbent Directors. "Collagen Incumbent Directors" shall mean directors who either (A) are directors of Collagen as of February 9, 1998 or (B) are elected, or nominated for election, to Collagen's Board of Directors with the affirmative votes of at least a



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majority of the Collagen Incumbent Directors at the time of such election or nomination (but a Collagen Incumbent Director shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to Collagen).

               (b) CAUSE. "Cause" shall mean (i) gross negligence or willful misconduct in the performance of Employee's duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries (ii) repeated unexplained or unjustified absence from the Company, (iii) a material and willful violation of any federal or state law; (iv) commission of any act of fraud with respect to the Company or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board.

               (c) INVOLUNTARY TERMINATION. "Involuntary Termination" shall include any termination by the Company other than for Cause and Employee's voluntary termination, upon 30 days prior written notice to the Company, following (i) any reduction of Employee's base compensation (other than in connection with a general decrease in base salaries for most officers of the successor corporation), or (ii) Employee's refusal to relocate to a facility or location more than 30 miles from the Company's current location.

       4. LIMITATION ON PAYMENTS. In the event that the severance and other benefits provided for in this Agreement to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under Sections 2(a) and 2(b) shall be payable either:

               (a)    in full, or

               (b) as to such lesser amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits under Section 2(a) and 2(b), notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 4 shall be made in writing by independent public accountants agreed to by the Company and the Employee (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section.




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The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 4.

        5. CERTAIN BUSINESS COMBINATIONS. In the event it is determined by the Board of Directors of the company undergoing the Change of Control, upon consultation with such company's management and independent auditors, that the enforcement of any agreement between Employee, the Company and Collagen, including the provisions of Section 2(a) and 2(b) of this Agreement, which allows for the acceleration of vesting of stock options granted for Collagen's Common Stock upon the effective date of a Change of Control or thereafter, would preclude accounting for any proposed business combination of the Company or Collagen involving a Change of Control as a pooling of interests, and the respective Board of Directors otherwise desires to approve such a proposed business transaction which requires as a condition to the closing of such transaction that it be accounted for as a pooling of interests, then any such provision of this Agreement shall be null and void. For purposes of this Section 5, the respective Board of Directors' determination shall require the unanimous approval of the non-employee Board members.

        6. SPIN-OFF TRANSACTION. Collagen has recently announced its intention to formally "spin-off" the Company whereby all shares of the Company's Common Stock held by Collagen will be distributed to the Collagen stockholders. The distribution of shares of the Company's Common Stock to the stockholders of Collagen will not by itself result in any obligation of the Company to make any payments to Employee pursuant to Section 2 of this Agreement.

        7. CONFLICTS. Employee represents that his or her performance of all the terms of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he or she is entering into or has entered into an employment relationship with the Company of his or her own free will and that he or she has not been solicited as an employee in any way by the Company.

        8. SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. The terms of this Agreement and all of Employee's rights hereunder and thereunder shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

        9. NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to Employee shall be addressed to Employee at the home address which Employee most recently communicated to the Company in writing. In the case of the Company,



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mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

        10.    MISCELLANEOUS PROVISIONS.

               (a) NO DUTY TO MITIGATE. Employee shall not be required to mitigate the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor shall any such payment be reduced by any earnings that Employee may receive from any other source.

               (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

               (c) WHOLE AGREEMENT. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement supersedes any agreement of the same title and concerning similar subject matter dated prior to the date of this Agreement, and by execution of this Agreement both parties agree that any such predecessor agreement shall be deemed null and void.

               (d) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without reference to conflict of laws provisions.

               (e) SEVERABILITY. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or unenforceable, and a suitable and equitable term or provision shall be substituted therefor to carry out, insofar as may be valid and enforceable, the intent and purpose of the invalid or unenforceable term or provision.

               (f) ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement may be settled at the option of either party by binding arbitration in the County of Santa Clara, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. Punitive damages shall not be awarded.

               (g) LEGAL FEES AND EXPENSES. The parties shall each bear their own expenses, legal fees and other fees incurred in connection with this Agreement.



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               (h) NO ASSIGNMENT OF BENEFITS. The rights of any person to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this Section 11(h) shall be void.

               (i) EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.

               (j) ASSIGNMENT BY COMPANY. The Company may assign its rights under this Agreement to an affiliate, and an affiliate may assign its rights under this Agreement to another affiliate of the Company or to the Company. In the case of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

               (k) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]



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   The parties have executed this Agreement on the date first written above.

                                        COHESION TECHNOLOGIES, INC.


                                        By:

                                        Title:

                                        Address:   2500 Faber Place
                                                   Palo Alto, California  94303


                                        COLLAGEN CORPORATION

                                        By:
                                           -------------------------------------

                                        Title:
                                              ---------------------------------

                                        Address:   2500 Faber Place
                                                   Palo Alto, California  94303


                                        Officer


                                        Signature:
                                                --------------------------------


                                        Address:
                                                --------------------------------


                                                --------------------------------


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